VGrab Communications Inc. 820-1130 West Pender St Vancouver, BC V6E 4A4

OTCQB: DUSYF

News Release

December 30, 2020

VGrab Communications Inc. Changes its Name to “Duesenberg Technologies Inc.”

VANCOUVER, British Columbia -- December 30, 2020. Duesenberg Technologies Inc. (OTCQB: DUSYF) (the “Company”) is pleased to announce that it has filed an amendment to its articles, changing its name from “VGrab Communications Inc.” to “Duesenberg Technologies Inc.”

Effective December 30, 2020, the Company’s ticker symbol has changed from VGRBF to DUSYF.

On behalf of the Board of Directors,

Lim Hun Beng, President

CONTACT INFORMATION

VGrab Communications Inc.

604-648-0510

Information set forth in this news release contains forward-looking statements that are based on assumptions as of the date of this news release. These statements reflect management’s current estimates, beliefs, intentions and expectations. They are not guarantees of future performance. The Company cautions that all forward looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things: risks and uncertainties relating to regulatory approval. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward-looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.